Exhibit 99.1

777 South Post Oak Lane, Suite 1700 Houston, Texas 77056

(888) 362-7972

Dear Shareholder,                                                                                                                               July 11, 2018

Over the past twelve months, IronClad Encryption has focused on product development, adjusting and refining our product portfolio to accelerate time to revenue, and closing strategic partnerships with top tier vendors who will give us access to their well-established sales channels. At the same time, we have also raised greater awareness of our technology within private, commercial and cyber communities. Below are some of the highlights and challenges we have faced this year, and how we intend to carry our momentum forward.

Q1 2018:

We started this year with two important partnerships. During the first week of January we announced that DoD contractor Charter Trading will market and sell our ultra-secure phone and networking products to U.S. Military and Government agencies in response to Defense Intelligence Agency RFPs; in the second week of January we announced our partnership with Black Pearl Engineering Management, Inc. for the joint development of ultra-secure products based on several of our patents. This joint venture is operating under the name “BlackICE” and is focused on network gateway products, including the BlackICE Programmable Logic Control (PLC) / Network Gateway product line.  In March, we announced the first deployment of BlackICE.

Currently, BlackICE is going through rigorous field testing on data backups and other security issues. We have a relationship with a leading PLC integrator based in the southwestern United States with over $400,000,000 in sales, and clientele that include the largest PLC manufacturers in the world.

ICEMicro:

In November of 2017, we announced the availability of ICEMicro, the world’s first context-free and natively-secure container – it enables all developers to own application data security. We believe it is the simplest, most effective and reliable means of securing vulnerable communications between docker containers. Soon thereafter, we announced that Technologent, a global IT solutions provider, had decided to resell ICEMicro software and firmware as part of its security solutions offerings; this was followed by a similar announcement regarding Layer3 Communications, which has partnered with us to incorporate ICEMicro into its network security services and products.

Contract with Energy Company:

In April 2018, in the wake of recent cyber-attacks against four gas pipeline companies, we issued a statement about our work with some of America’s most successful energy companies, and that we were assisting them in addressing attacks on industrial control systems and programmable logic controllers. In fact, in February 2018, IronClad began providing services to an energy company under a two-year contract. The project started on time, is profitable and generating positive cash flows, and is meeting the needs and expectations of our client. Revenues thus far have been about $800,000, and integration continues to be smooth.  By the end of 2018, we expect to generate an additional $1,000,000 in sales, with the potential for add-ons to the agreement.

Professional Relationships:

IronClad is dedicated to developing and launching products in markets with strong demand and high profitability, particularly where we have a significant technical advantage.  We are actively pursuing relationships with companies that specialize in cloud storage, gateways, medical records, digital currency, physical access, and industrial control systems.  To that end, IronClad has been very successful in attracting top-tier Master Service Providers (MSPs) in their respective markets to either integrate ICE technology into client products or reselling ICE products directly through internal sales channels. Technologent and Layer3 Communications are two of these MSPs.

Both Layer3 and Technologent are continuing to work through sales and technical training on our products.  In addition, Technologent and Layer3 are testing our systems-to-date against hacking, and so far have found them to be impenetrable.

New Board Members:

John S. Reiland:  Mr. Reiland has more than 40 years of experience as a Chief Financial Officer, Chief Restructuring Officer and Chief Executive Officer of public and private companies in various industries.  Mr. Reiland has a successful track record with various forms of financing, including IPOs, secondary offerings, and debt financing.  He currently serves on the board of Flotek Industries, Inc., an oil & gas equipment and services company. His CFO experience includes The Kabbalah Center International, Singer Lewak (a top 100 CPA firm), computer software company Neon Systems, international telecommunications service providers Worldcom International and Houston International Teleport.

Mark A. Watson: Mr. Watson brings more than two decades of international operations, supply chain, new product introduction, and go-to-market expertise that will benefit IronClad's development and delivery of ultra-secure products. His management and development experience with Microsoft includes pioneering the evolution of the popular Xbox video gaming product as founding member of Xbox Operations and Xbox Accessory Operations. Mr. Watson is currently Director of Device Sourcing at Fitbit. Previously, he was Director of Fitbit Accessories Operations, a role that enabled him to successfully launch the operations of Fitbit's Accessories business. Before joining Fitbit, Mr. Watson was a Client Team Director at a product development and supply chain services company, PCH International, in China where he managed four client-focused groups that built and delivered high-tech accessories, medical products, and supply chain solutions.

New Advisory Board Members:

Fintan McGovern: Mr. McGovern is CEO and co-founder of Internet of Things (IoT) edge-to-cloud platform company Firmwave Ltd. in Ireland. His appointment highlights the importance of securing IoT devices as companies extend their corporate networks out to non-traditional Internet-connected devices. Before co-founding Firmwave, he led operational change and new business integration at integrating biometrics company Donseed Ltd. and software development company Simeio Trading Ltd. After serving as a strategic HR planning senior manager and logistics and intelligence officer for the Irish Defence Forces, Mr. McGovern served as the Transformation and Change Specialist and Communication Manager for mining company Kenmare Resources PLC in Moma, Mozambique. (Need more information on the contract with AT&T).

Bill Sanstrom: Mr. Sanstrom has spent his entire career at Halliburton in operational, technical, marketing and business development roles working on high-impact initiatives. Previously, Mr. Sanstrom was Vice President of international oil accounts Eni and Repsol at Halliburton, both of which grew substantially under his leadership. Before that, he served as Vice President of Global Technical Solutions and Marketing for Halliburton. Prior to that, Mr. Sanstrom was Global Business Development and Marketing Manager at Halliburton-owned Sperry Drilling Services. Earlier, he was System Development Director and then Director of Global Operations for Halliburton-owned Landmark Graphics, the largest commercial software provider serving the oil and gas industry.

Stock Price Volatility:

Since our last letter to shareholders, our stock trading has been volatile.  Such highs and lows are attributable to several factors, including a small float of tradable shares, developing but still limited market support, along with real world news and circumstances about ever-increasing needs for cyber security. As we report improved financial results, thanks to our contracts and new partnerships, and to introduce new products and gain new customers, we expect our stock trading to stabilize and exhibit normalized trading trends.

Patent and Trademark Progress:

We have produced several new patent write-ups and trademarks since June 2017. Starting with the foundational patents, Daniel M. Lerner, our Vice President of Engineering and Chief Technology Officer, has been working diligently with our patent agent to create new patents.  In addition, we have filed for necessary trademark protection.  Daniel has also developed new fundamental technologies to further enhance the IronClad Encryption technology base.  We are confident this new patent portfolio will give IronClad Encryption a solid foundation for many years.

Change in Fiscal Year End:

On May 8, 2018 our Board of Directors determined to change our fiscal year end from December 31 to March 31, in preparation to meet certain requirements to up-list IronClad from the OTC QB stock exchange to one of the larger stock exchanges.  There are multiple factors involved in an exchange up-listing, which makes it difficult to predict when or if this will occur and be finalized.

Looking Forward:

Our future plans include expanding our customer base through professional contacts, MSPs and energy or utility companies – we want, ultimately, to deploy ICEMicro within networks and inside of BlackICE, our proprietary gateway. We will also impact the mobile communications market with “ICE Fortress,” our secure software mobile phone application.

In the fast-paced and ever-changing technology field, we are in a race to get our products and services to market by the most expedient and effective means: without compromising our trade secrets. So, in some instances we will not share details of certain anticipated products at this time. We encourage you to follow our progress via our website, www.IronCladEncryption.com.

Sincerely,

JD McGraw

President, Chief Executive Officer, Chairman

IronClad Encryption Corporation